                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to
     Section 240.14a-12

                               FEDEX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     (3)  Filing Party:

          ----------------------------------------------------------------------
     (4)  Date Filed:

          ----------------------------------------------------------------------

                            (FEDEX CORPORATION LOGO)

    -----------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 24, 2001
    -----------------------------------------------------------------------

To Our Stockholders:

     We invite you to attend the annual meeting of FedEx's stockholders. The meeting will take place at The Peabody Hotel, 149 Union Avenue, Memphis, Tennessee 38103, on Monday, September 24, 2001, at 10:00 a.m., local time. The purpose of the meeting is to:

         1. Elect five directors, each for a term of three years;

         2. Ratify the appointment of Arthur Andersen LLP as FedEx's independent auditors for fiscal year 2002;

         3. Act upon a stockholder proposal concerning the procedure for nominating directors; and

         4. Transact any other business that may properly come before the meeting.

     Only stockholders of record at the close of business on July 30, 2001 may vote at the meeting or any adjournments or postponements of the meeting.

                                          By order of the Board of Directors,
                                               /s/ Kenneth R. Masterson
                                                 KENNETH R. MASTERSON
                                                       SECRETARY

August 13, 2001

     PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD OR VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE. THE ENCLOSED RETURN ENVELOPE REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN EITHER THE UNITED STATES OR CANADA.

     IF YOU VOTE ON THE INTERNET, YOU MAY ELECT TO HAVE NEXT YEAR'S PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS DELIVERED TO YOU VIA THE INTERNET. WE STRONGLY ENCOURAGE YOU TO ENROLL IN INTERNET DELIVERY. IT IS A COST-EFFECTIVE WAY FOR US TO SEND YOU PROXY MATERIALS AND ANNUAL REPORTS.

     YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                              2001 PROXY STATEMENT
                             ---------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
INFORMATION ABOUT THE ANNUAL MEETING........................    2
  What is the purpose of the annual meeting?................    2
  Who is entitled to vote?..................................    2
  Am I entitled to vote if my shares are held in "street
     name"?.................................................    2
  How many shares must be present to hold the meeting?......    2
  What if a quorum is not present at the meeting?...........    2
  How do I vote?............................................    2
  Can I change my vote after I submit my proxy?.............    3
  Will my vote be kept confidential?........................    3
  Who will count the votes?.................................    3
  How does the Board of Directors recommend I vote on the
     proposals?.............................................    3
  What if I do not specify how my shares are to be voted?...    4
  Will any other business be conducted at the meeting?......    4
  How many votes are required to elect the director
     nominees?..............................................    4
  What happens if a nominee is unable to stand for
     election?..............................................    4
  How many votes are required to ratify the appointment of
     FedEx's independent auditors?..........................    4
  How many votes are required to adopt the resolution set
     forth in the stockholder proposal?.....................    4
  How will abstentions be treated?..........................    4
  How will broker nonvotes be treated?......................    4
STOCK OWNERSHIP.............................................    5
  Directors and Executive Officers..........................    5
  Section 16(a) Beneficial Ownership Reporting Compliance...    6
  Significant Stockholders..................................    6
PROPOSAL 1 -- ELECTION OF DIRECTORS.........................    7
  Current Nominees..........................................    7
  Continuing Directors......................................    8
MEETINGS AND COMMITTEES.....................................   10
  Meetings..................................................   10
  Committees................................................   10
COMPENSATION OF DIRECTORS...................................   11
SUMMARY COMPENSATION TABLE..................................   12
OPTION/SAR GRANTS IN LAST FISCAL YEAR.......................   13
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
  FISCAL YEAR-END OPTION/SAR VALUES.........................   14
LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR.....   15
PENSION PLAN TABLE..........................................   16
REPORT ON EXECUTIVE COMPENSATION OF THE COMPENSATION
  COMMITTEE OF THE BOARD OF DIRECTORS.......................   17
CHANGE-IN-CONTROL ARRANGEMENTS..............................   19
  Stock Incentive and Restricted Stock Plans................   19
  Management Retention Agreements...........................   19
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............   20
  Loans to Management.......................................   20
  Transactions with Management and Others and Certain
     Business Relationships.................................   20
STOCK PERFORMANCE GRAPH.....................................   21
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.....   22

                                                              PAGE
                                                              ----
AUDITOR FEES................................................   23
PROPOSAL 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT
  AUDITORS..................................................   23
PROPOSAL 3 -- STOCKHOLDER PROPOSAL..........................   24
  Proponent's Statement in Support..........................   24
  Board of Directors' Statement in Opposition...............   24
OTHER MATTERS...............................................   26
ADDITIONAL INFORMATION......................................   26
  Proxy Solicitation........................................   26
  Stockholder Proposals for 2002 Annual Meeting.............   26
APPENDIX A -- AUDIT COMMITTEE CHARTER.......................  A-1

                               FEDEX CORPORATION
                           942 SOUTH SHADY GROVE ROAD
                            MEMPHIS, TENNESSEE 38120

                              2001 PROXY STATEMENT

     The Board of Directors of FedEx is furnishing you this proxy statement in connection with the solicitation of proxies on its behalf for the 2001 Annual Meeting of Stockholders. The meeting will be held at The Peabody Hotel, 149 Union Avenue, Memphis, Tennessee 38103, on Monday, September 24, 2001, at 10:00 a.m., local time. At the meeting, stockholders will vote on the election of directors, the ratification of FedEx's independent auditors and a stockholder proposal. Stockholders also will consider any other matters that may properly come before the meeting, although the Board of Directors knows of no other business to be presented.

     By submitting your proxy (either by signing and returning the enclosed proxy card or by voting electronically on the Internet or by telephone), you authorize Kenneth R. Masterson, FedEx's Executive Vice President, General Counsel and Secretary, and Alan B. Graf, Jr., FedEx's Executive Vice President and Chief Financial Officer, to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any adjournments or postponements of the meeting.

     FedEx's Annual Report to Stockholders for the fiscal year ended May 31, 2001, which includes FedEx's audited annual financial statements, accompanies this proxy statement. Although the Annual Report is being distributed with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

     We are first sending this proxy statement and the accompanying materials to stockholders on or about August 13, 2001.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY SUBMIT YOUR PROXY EITHER IN THE ENCLOSED ENVELOPE, VIA THE INTERNET OR BY TELEPHONE.

                      INFORMATION ABOUT THE ANNUAL MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the annual meeting, the stockholders will be asked to:

     - elect five directors, each for a term of three years;

     - ratify the appointment of Arthur Andersen LLP as FedEx's independent auditors; and

     - act on a stockholder proposal concerning the procedure for nominating directors.

Stockholders also will transact any other business that may properly come before the meeting. Members of FedEx's management team will be present at the meeting to respond to appropriate questions from stockholders.

WHO IS ENTITLED TO VOTE?

     The record date for the meeting is July 30, 2001. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is FedEx's common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 297,533,098 shares of FedEx common stock outstanding.

AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN "STREET NAME"?

     If you are the beneficial owner of shares held in "street name" by a bank or brokerage firm, your bank or brokerage firm, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote the shares with respect to certain "discretionary" items, but will not be permitted to vote your shares with respect to "non-discretionary" items. In the case of non-discretionary items, the shares will be treated as "broker nonvotes."

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

     A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or broker nonvotes will be included in the calculation of the number of shares considered to be present at the meeting.

WHAT IF A QUORUM IS NOT PRESENT AT THE MEETING?

     If a quorum is not present at the scheduled time of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

HOW DO I VOTE?

     1. YOU MAY VOTE BY MAIL. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed either in the United States or Canada.

     2. YOU MAY VOTE BY TELEPHONE OR ON THE INTERNET. If you are a registered stockholder (that is, if you hold your stock in your own name) or if your shares are held in any employee benefit plan of FedEx or its subsidiaries, you may vote by telephone or on the Internet by following the instructions included on the proxy card. If you vote by telephone or on the Internet, you do not have to mail in your proxy card.

     If your shares are held in "street name," you still may be eligible to vote your shares electronically by telephone or on the Internet. A large number of banks and brokerage firms participate in a program provided through ADP Investor Communications Services that offers telephone and Internet voting options. If your shares are held in an account at a bank or brokerage firm that participates in the ADP program, you may vote those shares electronically by telephone or on the Internet by following the instructions set forth on the voting form provided to you.

     NOTE: IF YOU VOTE ON THE INTERNET, YOU MAY ELECT TO HAVE NEXT YEAR'S PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS DELIVERED TO YOU VIA THE INTERNET. WE STRONGLY ENCOURAGE YOU TO ENROLL IN INTERNET DELIVERY. IT IS A COST-EFFECTIVE WAY FOR US TO SEND YOU PROXY MATERIALS AND ANNUAL REPORTS.

     3. YOU MAY VOTE IN PERSON AT THE MEETING. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. Additionally, FedEx will pass out written ballots to registered stockholders who wish to vote in person at the meeting. Beneficial owners of shares held in "street name" who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

     Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting:

     - by signing another proxy with a later date;

     - by voting by telephone or on the Internet (your latest telephone or Internet vote is counted); or

     - if you are a registered stockholder, by giving written notice of such revocation to the Secretary of FedEx prior to or at the meeting or by voting in person at the meeting.

Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before the polls are closed.

WILL MY VOTE BE KEPT CONFIDENTIAL?

     Yes, your vote will be kept confidential and not disclosed to FedEx unless:

     - required by law;

     - you expressly request disclosure on your proxy; or

     - there is a contested election for the Board of Directors.

WHO WILL COUNT THE VOTES?

     FedEx's transfer agent, EquiServe Trust Company, N.A., will tabulate and certify the votes. A representative of the transfer agent will serve as the inspector of election.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE ON THE PROPOSALS?

     Your Board recommends that you vote:

     - FOR the election of the five nominees to the Board of Directors;

     - FOR the ratification of the appointment of Arthur Andersen LLP as FedEx's independent auditors; and

     - AGAINST the stockholder proposal.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

     If you submit a proxy but do not indicate any voting instructions, your shares will be voted:

     - FOR the election of the five nominees to the Board of Directors;

     - FOR the ratification of the appointment of Arthur Andersen LLP as FedEx's independent auditors; and

     - AGAINST the stockholder proposal.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE MEETING?

     The Board of Directors knows of no other business that will be presented at the meeting. If any other proposal properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED TO ELECT THE DIRECTOR NOMINEES?

     The affirmative vote of a plurality of the votes cast at the meeting is required to elect the five nominees as directors. This means that the five nominees will be elected if they receive more affirmative votes than any other person. If you vote "Withheld" with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

WHAT HAPPENS IF A NOMINEE IS UNABLE TO STAND FOR ELECTION?

     If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

HOW MANY VOTES ARE REQUIRED TO RATIFY THE APPOINTMENT OF FEDEX'S INDEPENDENT AUDITORS?

     The ratification of the appointment of Arthur Andersen LLP as FedEx's independent auditors requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

HOW MANY VOTES ARE REQUIRED TO ADOPT THE RESOLUTION SET FORTH IN THE STOCKHOLDER PROPOSAL?

     The adoption of the resolution set forth in the stockholder proposal requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

HOW WILL ABSTENTIONS BE TREATED?

     Abstentions will be treated as shares present for quorum purposes and entitled to vote on each proposal, so they will have the same practical effect as votes against the proposal.

HOW WILL BROKER NONVOTES BE TREATED?

     Broker nonvotes will be treated as shares present for quorum purposes, but not entitled to vote, so they will not affect the outcome of any proposal.

                                STOCK OWNERSHIP

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the amount of FedEx's common stock beneficially owned by each director, each executive officer named in the Summary Compensation Table below and all directors and executive officers as a group, as of July 30, 2001. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

                                                    AGGREGATE NUMBER
                                                       OF SHARES        SHARES ACQUIRABLE   PERCENT OF
NAME OF BENEFICIAL OWNER                           BENEFICIALLY OWNED   WITHIN 60 DAYS(1)    CLASS(2)
------------------------                           ------------------   -----------------   ----------
Smith, Frederick W. .............................       19,930,992(3)       1,590,000          6.66%
Barksdale, James L. .............................           14,800(4)          16,000             *
Cox, Robert L. ..................................          120,000(5)          44,000             *
DeNunzio, Ralph D. ..............................           16,000             48,000             *
Estrin, Judith L. ...............................           16,000             44,000             *
Garrison, F. S. .................................        5,636,460(6)         424,896          1.89%
Greer, Philip....................................           74,462(7)          52,000             *
Hyde, J. R., III.................................           88,000(8)          52,000             *
Jackson, Shirley A. .............................            1,000             16,000             *
Mitchell, George J. .............................            8,000             36,000             *
Smith, Joshua I..................................            1,200             20,000             *
Walsh, Paul S. ..................................            6,000             30,000             *
Willmott, Peter S. ..............................          176,300             44,000             *
Masterson, Kenneth R. ...........................           66,250            351,200             *
Graf, Alan B., Jr................................          152,002            261,000             *
Glenn, T. Michael................................          240,892            112,108             *
Carter, Robert B. ...............................           39,296             61,704             *
All directors and executive officers as a group
  (18 persons)...................................       26,609,790          3,296,908          8.85%

---------------

 *  Less than 1% of FedEx's outstanding common stock.

(1) Reflects the number of shares of common stock that can be acquired at July 30, 2001 or within 60 days thereafter through the exercise of options granted under FedEx's Stock Incentive Plans.

(2) Based on 297,533,098 shares of common stock outstanding on July 30, 2001 plus shares of common stock subject to options held by each respective person and exercisable at July 30, 2001 or within 60 days thereafter.

(3) Includes 15,789,712 shares of common stock owned of record by Mr. Smith and 4,141,280 shares of common stock beneficially owned by Frederick Smith Enterprise Company, Inc. ("Enterprise"), a family holding company. First Tennessee Bank, N.A., Memphis, Tennessee, as trustee of a trust of which Mr. Smith is the lifetime beneficiary, holds 55% of Enterprise's outstanding stock and Mr. Smith owns 45% directly. Mr. Cox is a director of Enterprise. Mr. Smith's business address is 942 South Shady Grove Road, Memphis, Tennessee 38120.

(4) Includes 2,000 shares of common stock held in a managed account of which Mr. Barksdale is trustee and 12,800 shares of common stock held in other managed accounts.

(5) Includes 100,000 shares of common stock owned by RLC Family Partners, L.P., a limited partnership of which Mr. Cox is the President. Excludes 16,000 shares owned by Mr. Cox's wife as to which shares Mr. Cox disclaims beneficial ownership.

(6) Includes 1,606,638 shares of common stock owned of record and beneficially by Mr. Garrison's wife and a family trust.

(7) Excludes 49,524 shares of common stock owned of record and beneficially by members of Mr. Greer's family as to which shares Mr. Greer disclaims beneficial ownership.

(8) Includes 16,000 shares of common stock owned by a family trust and members of Mr. Hyde's family.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires FedEx's directors and executive officers and persons who own more than ten percent of FedEx's common stock to file with the Securities and Exchange Commission initial reports of beneficial ownership (Form 3) and reports of subsequent changes in their beneficial ownership (Form 4 or Form 5) of FedEx's common stock. FedEx's directors, executive officers and greater-than-ten-percent stockholders are required to furnish FedEx with copies of the Section 16(a) reports they file. The Securities and Exchange Commission has established specific due dates for these reports, and FedEx is required to disclose in this proxy statement any late filings or failures to file.

     Based solely upon a review of the copies of the Section 16(a) reports (and their amendments) furnished to FedEx and written representations from certain reporting persons that no additional reports were required, FedEx believes that its directors, executive officers and greater-than-ten-percent stockholders complied with all these filing requirements for the fiscal year ended May 31, 2001.

SIGNIFICANT STOCKHOLDERS

     The following table lists certain persons who owned beneficially, as of March 31, 2001, more than five percent of FedEx's common stock.

                                                            AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP   PERCENT OF CLASS
------------------------------------                        --------------------   ----------------
PRIMECAP Management Company...............................      23,279,975(1)            7.8%
  225 South Lake Avenue, Suite 400
  Pasadena, California 91101
Southeastern Asset Management, Inc........................      17,155,161(2)            5.8%
  6410 Poplar Avenue, Suite 900
  Memphis, Tennessee 38119

---------------

(1) PRIMECAP Management Company, a registered investment adviser, has sole voting power over 4,214,675 shares and sole investment power over 23,279,975 shares.

(2) Southeastern Asset Management, Inc., a registered investment adviser, (i) has sole voting power over 9,742,061 shares, (ii) has shared voting and investment power over 5,615,000 shares owned by Longleaf Partners Fund, a series of Longleaf Partners Funds Trust, a registered open-end management investment company, and (iii) has sole investment power over 11,482,961 shares. Southeastern has no voting power with respect to 1,798,100 shares and no investment power with respect to 57,200 shares (these figures do not include 413,000 shares held by completely non-discretionary accounts over which Southeastern has neither voting nor investment power and for which it disclaims beneficial ownership). Mr. O. Mason Hawkins, Chairman of the Board and Chief Executive Officer of Southeastern, disclaims beneficial ownership of all the shares in the event he could be deemed a controlling person of Southeastern as a result of his official positions with Southeastern or his ownership of its voting securities. Mr. Hawkins expressly disclaims the existence of such control.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

CURRENT NOMINEES

     The Board of Directors of FedEx currently consists of thirteen directors divided into three classes (Class I, Class II and Class III). Directors in each class are elected to serve for three-year terms that expire in successive years. The terms of the Class III directors will expire at the upcoming annual meeting. FedEx has nominated Judith L. Estrin, Philip Greer, J. R. Hyde, III, Shirley A. Jackson and Frederick W. Smith for election as Class III directors for three-year terms expiring at the annual meeting of stockholders to be held in 2004 and until their successors are elected and qualified. Each nominee currently serves as a Class III director.

     Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

     The affirmative vote of a plurality of the votes cast at the meeting is required to elect the five nominees as directors.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE FIVE NOMINEES.

     The following table sets forth with respect to each nominee, his or her name, age, principal occupation and employment during the past five years, the year in which he or she first became a director of FedEx (or its predecessor Federal Express Corporation) and directorships held in other companies.

                            NOMINEES FOR ELECTION AS
                      CLASS III DIRECTORS FOR A THREE-YEAR
                    TERM EXPIRING AT THE 2004 ANNUAL MEETING

DIRECTOR, YEAR FIRST                           PRINCIPAL OCCUPATION,
ELECTED AS DIRECTOR   AGE                    BUSINESS AND DIRECTORSHIPS
--------------------  ---                    --------------------------
Judith L. Estrin      46    President and Chief Executive Officer of Packet Design, LLC,
     1989                   an Internet technology company, since May 2000; Senior Vice
                            President and Chief Technology Officer of Cisco Systems,
                            Inc., a networking systems company, from April 1998 to April
                            2000; President and Chief Executive Officer of Precept
                            Software, Inc., a computer software company, from March 1995 to April 1998. Director, Sun Microsystems, Inc. and The Walt
                            Disney Company.

Philip Greer          65    Senior Managing Director of Weiss, Peck & Greer, L.L.C., an
     1974                   investment management firm, since 1995; General Partner of
                            Weiss, Peck & Greer from 1970 to 1995. Director, The Robert
                            Mondavi Corporation.

J. R. Hyde, III       58    Chairman of Pittco Management, LLC, an investment management
     1977                   company, since January 1998; President of Pittco, Inc., an investment company, since April 1989; Chairman of AutoZone,
                            Inc., an auto parts retail chain, from May 1986 to March
                            1997; Chief Executive Officer of AutoZone, Inc. from May
                            1986 to December 1996. Director, AutoZone, Inc.

DIRECTOR, YEAR FIRST                           PRINCIPAL OCCUPATION,
ELECTED AS DIRECTOR   AGE                    BUSINESS AND DIRECTORSHIPS
--------------------  ---                    --------------------------
Shirley A. Jackson    55    President of Rensselaer Polytechnic Institute, a
     1999                   technological university, since July 1999; Chairwoman and
                            Commissioner of the United States Nuclear Regulatory
                            Commission from July 1995 to June 1999; Commissioner of the
                            United States Nuclear Regulatory Commission from May 1995 to
                            July 1995; Professor of Physics at Rutgers University from
                            July 1991 to May 1995. Director, AT&T Corp., Newport News
                            Shipbuilding Inc., Public Service Enterprise Group
                            Incorporated, SCI Systems, Inc., Sealed Air Corporation and
                            USX Corporation.

Frederick W. Smith    56    Chairman, President and Chief Executive Officer of FedEx
     1971                   since January 1998; Chairman of Federal Express Corporation since 1975; Chairman, President and Chief Executive Officer of Federal Express Corporation from 1983 to January 1998;
                            Chief Executive Officer of Federal Express Corporation from
                            1977 to January 1998; President of Federal Express
                            Corporation from 1971 to 1975.

CONTINUING DIRECTORS

     The terms of FedEx's four Class I directors expire at the annual meeting of stockholders to be held in 2002. The terms of FedEx's four Class II directors expire at the annual meeting of stockholders to be held in 2003. The following tables set forth, with respect to each Class I and Class II director, his name, age, principal occupation and employment during the past five years, the year in which he first became a director of FedEx (or its predecessor Federal Express Corporation) and directorships held in other companies.

                     CLASS I DIRECTORS CONTINUING IN OFFICE
                 WHOSE TERMS EXPIRE AT THE 2002 ANNUAL MEETING

DIRECTOR, YEAR FIRST                           PRINCIPAL OCCUPATION,
ELECTED AS DIRECTOR   AGE                    BUSINESS AND DIRECTORSHIPS
--------------------  ---                    --------------------------
James L. Barksdale    58    Managing Partner, The Barksdale Group, a venture capital
     1999                   firm, since April 1999; President and Chief Executive
                            Officer of Netscape Communications Corporation, a provider of software, services and Web site resources to Internet
                            users, from January 1995 to March 1999; President, Chief
                            Executive Officer and Chief Operating Officer of AT&T
                            Wireless Services (formerly McCaw Cellular Communications,
                            Inc. (collectively, "McCaw")), a cellular telecommunications company, from September 1994 to January 1995; President and
                            Chief Operating Officer of McCaw from January 1992 to
                            September 1994; Executive Vice President and Chief Operating
                            Officer of Federal Express Corporation from April 1983 to
                            January 1992; Director of Federal Express Corporation from
                            April 1983 to October 1991; Senior Vice President -- Data
                            Systems of Federal Express Corporation from February 1979 to
                            April 1983. Director, AOL Time Warner Inc., Sun
                            Microsystems, Inc. and Webvan Group, Inc.

Robert L. Cox         65    Partner, Waring Cox, a law firm, for more than the past five
     1993                   years; Secretary of Federal Express Corporation from June
                            1971 to September 1993.

DIRECTOR, YEAR FIRST                           PRINCIPAL OCCUPATION,
ELECTED AS DIRECTOR   AGE                    BUSINESS AND DIRECTORSHIPS
--------------------  ---                    --------------------------
Paul S. Walsh         46    Group Chief Executive Officer of Diageo plc, a consumer food
     1996                   and beverage company, since September 2000; Group Chief
                            Operating Officer of Diageo plc from January 2000 to
                            September 2000; Chairman, President and Chief Executive
                            Officer of The Pillsbury Company, a wholly owned subsidiary of Diageo plc, from April 1996 to January 2000; Chief
                            Executive Officer of The Pillsbury Company from January 1992 to April 1996. Director, Diageo plc.

Peter S. Willmott     64    Chairman and Chief Executive Officer of Willmott Services,
     1974                   Inc., a retail and consulting firm, since June 1989; Chief
                            Executive Officer and President of Zenith Electronics
                            Corporation, an electronics manufacturing company, from July
                            1996 to January 1998 (Zenith Electronics Corporation filed for reorganization in federal bankruptcy court in August
                            1999); President and Chief Operating Officer of Federal
                            Express Corporation from September 1980 to May 1983;
                            Executive Vice President of Federal Express Corporation from
                            1977 to 1980; Senior Vice President -- Finance and
                            Administration of Federal Express Corporation from 1974 to
                            1977. Director, Security Capital Group Incorporated.

                    CLASS II DIRECTORS CONTINUING IN OFFICE
                 WHOSE TERMS EXPIRE AT THE 2003 ANNUAL MEETING

DIRECTOR, YEAR FIRST                           PRINCIPAL OCCUPATION,
ELECTED AS DIRECTOR   AGE                    BUSINESS AND DIRECTORSHIPS
--------------------  ---                    --------------------------
Ralph D. DeNunzio     69    President of Harbor Point Associates, Inc., a private
     1981                   investment and consulting firm, since October 1987.
                            Director, Harris Corporation and NIKE, Inc.

F. S. Garrison        67    Chairman Emeritus of American Freightways, Inc., a
     2001                   less-than- truckload freight carrier and indirect wholly
                            owned subsidiary of FedEx, since February 2001; Chairman of
                            American Freightways Corporation from October 1982 to
                            February 2001; Chief Executive Officer of American
                            Freightways Corporation from October 1982 to July 2000;
                            President of American Freightways Corporation from October
                            1982 to July 1999. Director, Energizer Holdings, Inc.

George J. Mitchell    67    Special Counsel to Verner, Liipfert, Bernhard, McPherson and
     1995                   Hand, a law firm, since January 1995; Member of the United
                            States Senate from May 1980 to January 1995. Director,
                            Casella Waste Systems, Inc., Staples, Inc., Starwood Hotels
                            & Resorts Worldwide, Inc., Unilever PLC, UnumProvident
                            Corporation, The Walt Disney Company and Xerox Corporation.

Joshua I. Smith       60    Chairman and Managing Partner, Coaching Group, LLC, a
     1989                   consulting firm, since June 2001; Vice Chairman and
                            President of iGate, Inc., a broadband networking company,
                            from June 2000 to June 2001; Chairman, President and Chief
                            Executive Officer of The MAXIMA Corporation, an information and data processing firm, from 1978 to June 2000 (The MAXIMA
                            Corporation filed for reorganization in federal bankruptcy court in June 1998). Director, The Allstate Corporation,
                            CardioComm Solutions Inc. and Caterpillar Inc.

                            MEETINGS AND COMMITTEES

MEETINGS

     The Board of Directors conducted seven regular meetings and one special meeting during fiscal 2001. Each director attended at least 75% of the meetings of the Board and any committees on which he or she served.

COMMITTEES

     The Board of Directors has an Audit Committee, a Compensation Committee and an Information Technology Oversight Committee. The Board does not have a nominating committee, such function being reserved to the full Board of Directors. Committee memberships are as follows:

                                                                INFORMATION TECHNOLOGY
AUDIT COMMITTEE                 COMPENSATION COMMITTEE          OVERSIGHT COMMITTEE
---------------                 ----------------------          ----------------------
Philip Greer (Chairman)         Ralph D. DeNunzio (Chairman)    Judith L. Estrin (Chairwoman)
Robert L. Cox                   J. R. Hyde, III                 James L. Barksdale
George J. Mitchell              Paul S. Walsh                   Shirley A. Jackson
Joshua I. Smith
Peter S. Willmott

     The Audit Committee, which held eight meetings during fiscal 2001, performs the following functions:

     - reviews FedEx's financial reporting process on behalf of the Board of Directors;

     - reviews the adequacy of FedEx's accounting and internal control systems;

     - oversees the entire audit function, both internal and independent; and

     - provides an effective communication link between the auditors (internal and independent) and the Board of Directors.

     The Compensation Committee, which held six meetings during fiscal 2001, performs the following functions:

     - determines the salaries, bonuses and other remuneration and terms and conditions of employment of the officers of FedEx;

     - supervises the administration of FedEx's stock incentive and restricted stock plans;

     - oversees the administration of FedEx's employee benefit plans covering employees generally; and

     - makes recommendations to the Board of Directors with respect to FedEx's compensation policies.

     The Information Technology Oversight Committee, which held five meetings during fiscal 2001, performs the following functions:

     - reviews and oversees significant information technology related matters;

     - oversees major information technology related projects and technology architecture decisions; and

     - makes recommendations to the Board of Directors with respect to FedEx's information technology strategies and investments.

                           COMPENSATION OF DIRECTORS

     For fiscal 2002, non-employee (outside) directors will be paid:

     - a quarterly retainer of $10,000;

     - $2,000 for each Board meeting attended; and

     - $1,200 for each committee meeting attended.

Committee chairpersons will be paid an additional annual fee of $8,000. Outside directors also will be granted an option under FedEx's 1997 Stock Incentive Plan, as amended, for 8,000 shares of common stock on each of the next two annual meeting dates, including the 2001 annual meeting. Officers of FedEx receive no additional compensation for serving as directors.

     At its July 1997 meeting, the Board of Directors of Federal Express Corporation (FedEx's predecessor) voted to freeze the Retirement Plan for Outside Directors (that is, no further benefits would be earned under this plan). This plan is unfunded and any benefits under the plan are payable out of the assets of FedEx as a general, unsecured obligation of FedEx.

     Concurrent with the freeze, the Board amended the plan to accelerate the vesting of the benefits for each outside director who was not yet vested under the plan. In general, each director is entitled to a retirement benefit beginning as of the first day of the fiscal quarter of FedEx next following the date of termination of his or her directorship or the date such director attains age 60, whichever is later. The benefit is an annual amount, payable as a lump-sum distribution or in quarterly installments for no less than ten years and no more than fifteen years depending on years of service, equal to 10% for each year of service up to 100% of the annual retainer fee being paid to the outside director at the time the plan was frozen. Each outside director then serving on the Board who was not yet vested (three directors) will now receive a benefit equal to 10% for each year of service up to the date the plan was frozen. The remaining outside directors will receive their benefits based on their years of service and annual retainer at the time the plan was frozen. Once all benefits are paid from the plan, it will be terminated.

     The Board has established a policy that a director must retire immediately before FedEx's annual meeting of stockholders during the calendar year in which the director attains age 72.

     The Board of Directors has adopted a guideline for stock ownership by establishing a goal that each outside director own shares in FedEx valued at five times the annual retainer fee. Based on the closing price of FedEx's common stock on July 30, 2001, this goal represents approximately 4,877 shares. Vested stock options are not counted as stock ownership under the guideline. Ten of FedEx's outside directors own sufficient shares to comply with the guideline. The Board believes significant stock ownership by outside directors further aligns their interests with that of FedEx's stockholders.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation awarded to, earned by or paid to FedEx's chief executive officer and its four other most highly compensated executive officers for services rendered in all capacities during the fiscal years ended May 31, 2001, 2000 and 1999.

                                                                                     LONG-TERM COMPENSATION
                                                                              ------------------------------------
                                                                                      AWARDS             PAYOUTS
                                               ANNUAL COMPENSATION            -----------------------   ----------
                                      -------------------------------------   RESTRICTED   SECURITIES
                                                               OTHER ANNUAL     STOCK      UNDERLYING                 ALL OTHER
                                       SALARY      BONUS       COMPENSATION    AWARD(S)     OPTIONS/       LTIP      COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR      ($)        ($)           ($)(1)        ($)(2)      SARS(#)     PAYOUTS($)      ($)(3)
---------------------------    ----   ---------  ---------     ------------   ----------   ----------   ----------   ------------
Frederick W. Smith...........  2001   1,143,758    940,827       224,662(4)      --         300,000        --           32,335
  CHAIRMAN, PRESIDENT AND      2000   1,093,754  1,048,000       131,163(4)      --         300,000     2,000,000       52,569
  CHIEF EXECUTIVE OFFICER      1999   1,050,000  1,072,000       276,945(4)      --         300,000     1,750,000       60,956

Kenneth R. Masterson.........  2001     670,380    327,985(5)    233,198(6)    322,000       40,000        --           14,284
  EXECUTIVE VICE PRESIDENT,    2000     629,708    384,725       460,818(6)    622,406       50,000       945,750       28,330
  GENERAL COUNSEL AND          1999     597,213    601,810(5)     --             --          50,000       791,175       32,805
  SECRETARY

Alan B. Graf, Jr.............  2001     631,673    303,031(5)    287,056(6)    322,000       40,000        --           13,496
  EXECUTIVE VICE PRESIDENT     2000     596,157    363,762       460,818(6)    622,406       50,000       933,075       26,691
  AND CHIEF FINANCIAL OFFICER  1999     567,512    567,731(5)     --             --          50,000       769,725       31,589

T. Michael Glenn.............  2001     589,184    257,635(5)    233,198(6)    322,000       40,000        --           12,400
  EXECUTIVE VICE PRESIDENT,    2000     527,289    329,668       460,818(6)    622,406       50,000       831,250       23,002
  MARKET DEVELOPMENT AND       1999     480,147    493,644(5)     --             --          50,000       605,000       26,564
  CORPORATE COMMUNICATIONS

Robert B. Carter(7)..........  2001     468,398    308,738(5)    233,198(6)    322,000       40,000        --            8,059
  EXECUTIVE VICE PRESIDENT
  AND CHIEF INFORMATION
  OFFICER

---------------

(1) The amounts in this column are based upon information in the named executive officer's Form W-2, which is filed on a calendar year basis.

(2) The amounts in the table represent the closing market value of the shares awarded at the date of grant. At May 31, 2001, the number and value of the aggregate restricted stock holdings of the named executive officers were as follows:

NAME                                                     NUMBER OF SHARES HELD   VALUE($)
----                                                     ---------------------   --------
F.W. Smith.............................................          --               --
K.R. Masterson.........................................         21,500           860,000
A.B. Graf, Jr..........................................         21,500           860,000
T.M. Glenn.............................................         21,500           860,000
R.B. Carter............................................         16,000           640,000

     - The restrictions on the shares awarded to Messrs. Masterson, Graf and Glenn lapse ratably over four years after the date of award with respect to 3,750 shares granted in March 1998, 6,000 shares granted in July 1999, 3,750 shares granted in March 2000 and 8,000 shares granted in July 2000.

     - The restrictions on the shares awarded to Mr. Carter lapse ratably over four years after the date of the award with respect to 1,000 shares granted in June 1997, 4,000 shares granted in July 1998, 3,000 shares granted in July 1999 and 8,000 shares granted in July 2000.

     Holders of restricted shares are entitled to receive any dividends declared on such shares. FedEx has never declared a dividend on its shares because its policy has been to reinvest earnings in its business.

(3) The amounts shown for 2001 represent payments to the named executive officers under the Federal Express Corporation Profit Sharing Plan, in which FedEx participates. The amounts shown for 2000 and 1999 represent payments to the named executive officers and contributions under the Federal Express Corporation Profit Sharing Plan.

(4) Of the amounts shown for 2001, 2000 and 1999, $150,120, $74,934 and
    $189,450, respectively, represent personal use of corporate aircraft treated as taxable income to Mr. Smith. Of the amounts shown for 2001, 2000 and 1999, $64,497, $49,191 and $80,405, respectively, are for financial counseling.

(5) The amounts shown for Messrs. Masterson, Graf and Glenn in 2001 represent annual performance bonuses received under FedEx's annual performance bonus plan and special recognition bonuses. The amount shown for Mr. Carter in 2001 represents an annual performance bonus, a special recognition bonus and a bonus received for promotion. The amounts shown for 1999 represent annual performance bonuses and bonuses received for promotion.

(6) The amounts shown for Messrs. Masterson, Graf, Glenn and Carter in 2001 include $233,198 of tax reimbursements related to restricted stock awards. The amount shown for Mr. Graf in 2001 also includes $46,187 for personal use of corporate aircraft, which is treated as taxable income to Mr. Graf. The amounts shown for Messrs. Masterson, Graf and Glenn in 2000 represent tax reimbursements related to restricted stock awards.

(7) Mr. Carter became an executive officer of FedEx on June 1, 2000.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding stock option grants under FedEx's Stock Incentive Plans made during the fiscal year ended May 31, 2001 to the named executive officers. The amounts shown for each named executive officer as potential realizable values are based entirely on assumed annualized rates of stock price appreciation of five percent and ten percent over the full ten-year term of the options. These assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only and are not intended to predict future stock prices, which will depend upon overall stock market conditions and FedEx's future performance and prospects. Consequently, there can be no assurance that the potential realizable values shown in this table will be achieved.

                                         INDIVIDUAL GRANTS
                       ------------------------------------------------------    POTENTIAL REALIZABLE VALUE
                        NUMBER OF      % OF TOTAL                                 AT ASSUMED ANNUAL RATES
                        SECURITIES    OPTIONS/SARS                              OF STOCK PRICE APPRECIATION
                        UNDERLYING     GRANTED TO    EXERCISE OR                      FOR OPTION TERM
                       OPTIONS/SARS   EMPLOYEES IN   BASE PRICE    EXPIRATION   ----------------------------
NAME                   GRANTED (#)    FISCAL YEAR      ($/SH)*        DATE         5% ($)         10% ($)
----                   ------------   ------------   -----------   ----------   ------------   -------------
F.W. Smith...........    300,000         11.14          36.00       06/01/10     6,792,062      17,212,419
K.R. Masterson.......     40,000          1.49          36.00       06/01/10       905,608       2,294,989
A.B. Graf, Jr........     40,000          1.49          36.00       06/01/10       905,608       2,294,989
T.M. Glenn...........     40,000          1.49          36.00       06/01/10       905,608       2,294,989
R.B. Carter..........     40,000          1.49          36.00       06/01/10       905,608       2,294,989

---------------

* The exercise price of the options granted to the individuals shown above was the fair market value of FedEx's common stock (the mean between the high and low prices of the stock on the New York Stock Exchange) at the date of grant. The options granted are subject to a vesting schedule as follows: 25% after one year from date of grant; 50% after two years; 75% after three years; and 100% after four years. The options may not be transferred in any manner other than by will or the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee. During fiscal 2001, options for a total of 2,692,737 shares were granted to various employees of FedEx and its subsidiaries.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth for each named executive officer certain information about stock options exercised during the fiscal year ended May 31, 2001 and unexercised stock options held the end of the fiscal year. The value realized upon exercise of an option is the difference between the exercise price of the option and the fair market value of FedEx's common stock (the mean between the high and low prices of the stock on the New York Stock Exchange) on the exercise date. The value of an unexercised in-the-money option at fiscal year-end is the difference between its exercise price and the fair market value of FedEx's common stock on May 31, 2001. The value of unexercised in-the-money options, unlike the amounts set forth in the column "Value Realized," has not been, and may never be, realized. Such options have not been, and may never be, exercised. The actual gain, if any, on exercise will depend on the value of FedEx's common stock on the date of exercise. An option is "in-the-money" if the fair market value of FedEx's common stock exceeds the exercise price of the option. An option is "unexercisable" if it has not yet vested.

                                                     NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                         SHARES                     UNDERLYING UNEXERCISED             IN-THE-MONEY
                       ACQUIRED ON     VALUE      OPTIONS/SARS AT FY-END (#)    OPTIONS/SARS AT FY-END ($)
                        EXERCISE     REALIZED    ----------------------------   ---------------------------
NAME                       (#)          ($)      EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   -----------   ---------   -----------    -------------   -----------   -------------
F.W. Smith...........     --            --        1,305,000        895,000      19,783,270      4,743,640
K.R. Masterson.......     --            --          316,700        104,500       6,404,276        373,957
A.B. Graf, Jr. ......     --            --          206,000        170,000       3,889,772      1,740,109
T.M. Glenn...........    203,892     4,074,927       55,608        166,500         620,140      1,683,697
R.B. Carter..........     21,296       376,015       34,204         84,500         492,341        745,803

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     In 1999, the Compensation Committee established a long-term performance bonus plan to provide a long-term cash bonus opportunity to members of upper management, including executive officers, at the conclusion of fiscal year 2001 if FedEx achieved certain earnings-per-share targets established by the Compensation Committee with respect to the three-fiscal-year period 1999 through 2001. No bonuses were awarded in fiscal 2001 to upper management, including executive officers, under the long-term plan because of below-plan performance for the three-fiscal-year period.

     The Compensation Committee has established similar plans for the three-fiscal-year periods 2000 through 2002, 2001 through 2003 and 2002 through 2004, providing bonus opportunities for 2002, 2003 and 2004, respectively, if certain earnings-per-share targets are achieved with respect to those periods. No amounts can be earned for the 2000 through 2002, 2001 through 2003 and 2002 through 2004 plans until 2002, 2003 and 2004, respectively, because achievement of the earnings-per-share objectives can only be determined following the conclusion of the applicable three-fiscal-year period. The following table sets forth estimates of the possible future payouts to each of the named executive officers under FedEx's long-term performance bonus plans.

                                                                       ESTIMATED FUTURE PAYOUTS
                                                 PERFORMANCE OR    UNDER NON-STOCK PRICE-BASED PLANS
                                                  OTHER PERIOD     ---------------------------------
                                                UNTIL MATURATION   THRESHOLD    TARGET      MAXIMUM
NAME                                               OR PAYOUT          ($)         ($)         ($)
----                                            ----------------   ---------   ---------   ---------
F.W. Smith....................................      5/31/02         750,000    1,500,000   2,250,000
                                                    5/31/03         750,000    1,500,000   2,250,000
                                                    5/31/04         750,000    1,500,000   2,250,000

K.R. Masterson................................      5/31/02         375,000      750,000   1,125,000
                                                    5/31/03         375,000      750,000   1,125,000
                                                    5/31/04         375,000      750,000   1,125,000

A.B. Graf, Jr.................................      5/31/02         375,000      750,000   1,125,000
                                                    5/31/03         375,000      750,000   1,125,000
                                                    5/31/04         375,000      750,000   1,125,000

T.M. Glenn....................................      5/31/02         375,000      750,000   1,125,000
                                                    5/31/03         375,000      750,000   1,125,000
                                                    5/31/04         375,000      750,000   1,125,000

R.B. Carter...................................      5/31/02         300,000      600,000     900,000
                                                    5/31/03         375,000      750,000   1,125,000
                                                    5/31/04         375,000      750,000   1,125,000

     Under each plan, the average percentage of an individual's achievement of individual objectives under FedEx's annual performance bonus plan (which is discussed on page 17) for the three-fiscal-year period of each of the long-term performance bonus plans will be used as an individual performance measure when calculating individual bonuses, except for Mr. Smith whose individual performance measure will be determined by the Compensation Committee. The estimated individual future payouts set forth in the table above are set dollar amounts ranging from threshold amounts if the objectives are minimally achieved, up to maximum amounts if the plan targets are substantially exceeded. Individual bonuses may be adjusted downward from these amounts if the individual's average individual achievement percentage is less than 100% for the three-fiscal-year period of each of the plans. There can be no assurance that the estimated future payouts shown in this table will be achieved.

                               PENSION PLAN TABLE

     The following table shows the estimated annual pension benefits payable to participants upon retirement on a single life annuity basis in specified remuneration classes and years of credited service under the FedEx Corporation Employees' Pension Plan and the Federal Express Corporation Retirement Parity Pension Plan, which provides 100% of the benefit that would otherwise be denied certain participants by reason of Internal Revenue Code limitations on qualified plan benefits. The benefits listed in the table are not subject to any reduction for Social Security or other offset amounts.

                                                          YEARS OF SERVICE
                                     ----------------------------------------------------------
REMUNERATION                            10         15          20           25           30
------------                         --------   --------   ----------   ----------   ----------
$  700,000.........................  $140,000   $210,000   $  280,000   $  350,000   $  350,000
   800,000.........................   160,000    240,000      320,000      400,000      400,000
   900,000.........................   180,000    270,000      360,000      450,000      450,000
 1,000,000.........................   200,000    300,000      400,000      500,000      500,000
 1,100,000.........................   220,000    330,000      440,000      550,000      550,000
 1,200,000.........................   240,000    360,000      480,000      600,000      600,000
 2,100,000.........................   420,000    630,000      840,000    1,050,000    1,050,000
 2,200,000.........................   440,000    660,000      880,000    1,100,000    1,100,000
 2,500,000.........................   500,000    750,000    1,000,000    1,250,000    1,250,000
 2,600,000.........................   520,000    780,000    1,040,000    1,300,000    1,300,000

     The remuneration specified in the Pension Plan Table includes "Salary" and "Bonus" as reported in the Summary Compensation Table on page 12. Because the covered compensation is the average of the three calendar years of highest earnings during employment, the amount differs from that set forth in the Summary Compensation Table and is stated below, together with the credited years of service achieved.

                                                                COVERED      YEARS OF
NAME                                                          COMPENSATION   SERVICE
----                                                          ------------   --------
F.W. Smith..................................................   $2,107,559       29
K.R. Masterson..............................................    1,137,188       21
A.B. Graf, Jr. .............................................    1,046,653       21
T.M. Glenn..................................................      911,679       20
R.B. Carter.................................................      472,410        8

                    REPORT ON EXECUTIVE COMPENSATION OF THE
                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The compensation of FedEx's executives comprises three basic components: base salary; annual and long-term performance bonus plans; and long-term equity incentives. The Compensation Committee of the Board of Directors determines the compensation of the executive officers of FedEx, approves the objectives for the annual and long-term performance bonus plans, establishes the funding of the plans, determines the awards of long-term equity incentives and the individuals to whom such awards are made, and recommends to the Board of Directors the compensation of the chief executive officer.

     BASE SALARY. The establishment of competitive base compensation for FedEx's executives is the primary objective in setting base salaries. The starting point for this process is to determine the relative importance of an executive officer's position, the extent of accountability of the position and the skills required to perform the duties of the position. The Compensation Committee believes that general industry is an appropriate comparison category in determining competitive compensation because FedEx's executives can be recruited from, and by, businesses outside FedEx's industry peer group. In its fiscal 2001 executive compensation review, the Compensation Committee considered compensation survey information published by two major consulting firms and compensation information on FedEx's officers and top officers of other companies available from a group of companies in general industry with annual sales in excess of $10 billion. Base salaries for FedEx executives, including Mr. Smith, are generally targeted at the 75th percentile of base salaries for comparable positions in the comparison surveys mentioned above.

     None of the factors mentioned above is given any particular weight in determining base compensation. Other factors also may influence such determination, such as the relative extent of an individual's experience or a desire to retain a valuable executive. Although Mr. Smith's base salary was increased in fiscal 2001, his base salary is only slightly above the market median of base salaries of chief executive officers in the comparison surveys.

     PERFORMANCE BONUS PLANS. Bonus targets are established as a percentage of pay based on pay level. If both the individual and plan objectives are achieved, the plan is designed to produce a bonus ranging, on a sliding scale, from a threshold amount if the plan objectives are minimally achieved up to a maximum amount if such objectives are substantially exceeded. For fiscal 2001, the threshold bonus level was established at an amount that, when added to base salary, could be less than the 50th percentile of total salary and bonus for comparable positions in the comparison surveys discussed above under BASE SALARY. Thus, total salary and bonus for executive officers (assuming achievement of all individual and corporate objectives) is designed to range from less than the 50th up to the 75th percentile of total salary and bonus for comparable positions in the comparison surveys.

     Mr. Smith's bonus is determined by whether corporate business plan objectives are met or exceeded. If such objectives are met, the Compensation Committee determines and recommends to the Board of Directors a bonus that, when combined with base salary, may be up to the 75th percentile of total salary and bonus for chief executive officers in the comparison surveys discussed above under BASE SALARY. Mr. Smith received an annual bonus of $940,827 for fiscal 2001, which, together with his base salary, is below the 75th percentile of total salary and bonus for chief executive officers in the comparison surveys discussed above under BASE SALARY.

     In 1999, the Compensation Committee established a long-term performance bonus plan to provide a long-term cash bonus opportunity to members of upper management, including executive officers, at the conclusion of fiscal 2001 if FedEx achieved certain earnings-per-share targets established by the Compensation Committee with respect to the three-fiscal-year period 1999 through 2001. No bonuses were awarded in fiscal 2001 to upper management, including executive officers, under the long-term plan because of below-plan performance for the three-fiscal-year period.

     The Compensation Committee has established similar long-term performance bonus plans for the three-fiscal-year periods 2000 through 2002, 2001 through 2003 and 2002 through 2004, providing bonus opportunities for fiscal 2002, 2003 and 2004, respectively, if certain earnings-per-share targets are achieved with respect to those periods. The Long-Term Incentive Plans Table on page 15 sets forth the estimated future payouts to the named executive officers under these plans if the three-fiscal-year earnings-per-share objectives are achieved.

     LONG-TERM EQUITY INCENTIVES. Stock options were granted as long-term incentives in fiscal 2001 to certain key employees of FedEx, including executive officers, under certain of FedEx's Stock Incentive Plans. Under the terms of the plans, FedEx may grant options to key employees (as determined by the Compensation Committee) to purchase such number of shares of FedEx's common stock as is determined by the Compensation Committee.

     The number of shares for which options are granted to executive officers is generally determined by the Compensation Committee based on the respective officer's senior officer status. No set criteria are used, however, and other factors may influence the Compensation Committee's determination with respect to the number of shares granted, such as the promotion of an individual to a higher position, a desire to retain a valued executive or the number of shares then available for grant under one or more of the plans. The stock option holdings of an individual at the time of a grant are generally not considered in determining the size of a grant to that individual.

     Under the terms of FedEx's 1995, 1997 and 2001 Restricted Stock Plans, FedEx may award restricted stock to key employees as determined by the Compensation Committee. Although no set criteria are used to determine the amount of restricted stock awarded, the Compensation Committee's determination may be influenced by factors such as the respective officer's senior officer status, the promotion of an individual to a higher position, a desire to retain a valued executive, a desire to recognize a particular officer's contribution to FedEx or the number of shares then available for award. In fiscal 2001, 330,250 shares of restricted stock were awarded.

     Section 162(m) of the Internal Revenue Code limits deductibility of certain compensation for the chief executive officer and the four other highest-paid executive officers to $1,000,000 per year, unless certain requirements are met. FedEx designs certain compensation plans and programs to ensure full deductibility. The Compensation Committee believes, however, that the interests of the stockholders are best served by not restricting the Compensation Committee's discretion in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses.

     Because FedEx's Stock Incentive Plans comply with Section 162(m), compensation recognized by the five highest-paid executive officers under these plans will qualify for appropriate tax deductions. FedEx's annual and long-term performance bonus plans and its Restricted Stock Plans do not meet all of the conditions for qualification under Section 162(m). Therefore, compensation received under these plans will be subject to the $1,000,000 deductibility limit.

                         COMPENSATION COMMITTEE MEMBERS

                         Ralph D. DeNunzio -- CHAIRMAN

                                J. R. Hyde, III
                                 Paul S. Walsh

                         CHANGE-IN-CONTROL ARRANGEMENTS

STOCK INCENTIVE AND RESTRICTED STOCK PLANS

     FedEx's Stock Incentive Plans provide that, in the event of a change in control (as defined in the plans), each holder of an unexpired option under any of the plans has the right to exercise such option without regard to the date such option would first be exercisable, except that no option may be exercised less than six months from the date of grant. This right continues, with respect to holders whose employment with FedEx terminates following a change in control, for a period of twelve months after such termination or until the option's expiration date, whichever is sooner.

     FedEx's Restricted Stock Plans provide that, in the event of a change of control (as defined in the plans), the restricted shares will be canceled and FedEx shall make a cash payment to each holder in an amount equal to the product of the highest price per share received by the holders of FedEx's common stock in connection with the change of control multiplied by the number of restricted shares held.

MANAGEMENT RETENTION AGREEMENTS

     FedEx has entered into Management Retention Agreements ("MRAs") with certain senior officers of FedEx and its subsidiaries, including the named executive officers. The purpose of the MRAs is to secure the executives' continued services in the event of any threat or occurrence of a change of control (as defined in the MRAs). The terms and conditions of the MRAs with the named executive officers are summarized below.

     TERM. The MRAs renew annually for consecutive two-year terms, unless FedEx gives six months' prior notice that the agreements will not be extended. The non-extension notices may not be given at any time when the Board of Directors has knowledge that any person has taken steps reasonably calculated to effect a change of control of FedEx.

     EMPLOYMENT PERIOD. Upon a change of control, the MRA immediately establishes a three-year employment agreement with the executive officer. During the employment period, the officer's position (including status, title, authority, duties and responsibilities) may not be diminished. The officer's position is considered diminished if FedEx becomes a subsidiary of another company or if another company acquires all or substantially all of FedEx's assets, unless the parent or successor assumes all of FedEx's obligations under the MRA and the officer assumes a position with the parent or successor commensurate with his former position.

     COMPENSATION. During the three-year employment period, the executive officer receives base salary (no less than his highest base salary over the twelve-month period prior to the change of control), annual bonus (no less than his average bonus over the three-year period prior to the change of control), incentive, savings and retirement plan benefits, expense reimbursement, fringe benefits, office and staff support, welfare plan benefits and vacation benefits. These benefits must be no less than the benefits the officer had during the 90-day period immediately prior to the change of control.

     TERMINATION. The MRA terminates immediately upon the executive officer's death. FedEx may terminate the MRA for disability if the disability is determined to be total after 26 weeks. Once disability is established, the officer receives 180 days' prior notice of termination. FedEx also may terminate the officer's MRA for "cause."

     BENEFITS FOR QUALIFYING TERMINATIONS. A "Qualifying Termination" is a termination by FedEx other than for cause, disability or death, by the officer "for good reason" (principally relating to assignment of duties inconsistent with the officer's position and reductions in compensation) or by the officer for any reason during the thirty-day period beginning with the first anniversary date of the change of control.

     In the event of a Qualifying Termination, the executive officer will receive: (1) a lump sum cash payment equal to three times his annual compensation, which includes his base salary, target annual bonus, target long-term incentive compensation, and company matching contributions to various benefit plans; and (2) a lump sum cash payment equal to the actuarial present value at termination of the amount required to be contributed by FedEx to fund the benefits to the officer under FedEx's pension and parity plans based on an additional 36 months of base salary and target annual bonus and an additional 36 months of age and service, or, if greater, the number of additional months of age and service necessary to provide the officer with 25 years of service and an attained age of 60 under the plans.

     For a period ending on the earliest of: (i) 36 months following the termination date, (ii) the commencement of equivalent benefits from a new employer, or (iii) the date on which the executive officer reaches age 60, FedEx agrees to keep in force each plan and policy providing medical, accidental death, disability and life coverage to the officer and his dependents with the same level of coverage and the same terms as each policy and plan in effect immediately prior to the termination date.

     FedEx agrees to pay any taxes incurred by the officer for any payment, distribution or other benefit (including any acceleration of vesting of any benefit) received or deemed received by the officer from FedEx that triggers certain excise taxes.

     In exchange for these benefits, the executive officer has agreed that, for the one-year period following his termination, he will not own, manage, operate, control or be employed by any enterprise that competes with FedEx or any of its affiliates.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LOANS TO MANAGEMENT

     Pursuant to the provisions of FedEx's Stock Incentive Plans, FedEx has made interest-free demand loans to Robert B. Carter and T. Michael Glenn, Executive Vice Presidents of FedEx, to assist them in exercising non-incentive stock options and paying any tax liability associated with such exercises. The loans are fully secured by common stock of FedEx. The loans are repayable on demand and in any event prior to the termination of employment. The highest balances of the loans for the period June 1, 2000 through July 31, 2001, which were the loan balances at July 31, 2001, were $5,254,959 for Mr. Glenn and $539,710 for Mr. Carter.

TRANSACTIONS WITH MANAGEMENT AND OTHERS AND CERTAIN BUSINESS RELATIONSHIPS

     The law firm of Waring Cox represented Federal Express Corporation, a wholly owned subsidiary of FedEx, during fiscal 2001. Mr. Cox, a director, is a named partner in that firm, the services of which Federal Express Corporation expects to use during fiscal 2002. Senator Mitchell, a director, represented FedEx pursuant to a retainer arrangement during fiscal 2001 for a fee of $100,000.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total return on FedEx's common stock during the last five fiscal years with the Standard & Poor's 500 Composite Index and the Standard & Poor's 500 Transportation Index during the same period. The graph shows the value, at the end of each of the last five fiscal years, of $100 invested in FedEx's common stock and in each of the foregoing indices on May 31, 1996, and assumes the reinvestment of all dividends. No dividends were paid on FedEx's common stock during this five-year period. The graph depicts the change in the value of FedEx's common stock relative to the indices as of the end of each fiscal year and not for any interim period. Historical stock performance is not necessarily indicative of future stock price performance.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                      (FEDEX, S&P 500 COMPOSITE INDEX AND
                         S&P 500 TRANSPORTATION INDEX)

                     (STOCK PERFORMANCE GRAPH APPEARS HERE)

                                                                        S&P 500
                             FEDEX         S&P 500 COMPOSITE          TRANSPORTATION
                          CORPORATION            INDEX                    INDEX
                          -----------      -------------------        --------------
Fiscal Year Ended May 31,
1996                         $100               $ 100                    $ 100
1997                          137                 129                      120
1998                          167                 169                      135
1999                          286                 205                      148
2000                          185                 226                      114
2001                          209                 202                      152

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee operates pursuant to a charter, which has been approved and adopted by the Board of Directors and is reviewed and reassessed annually by the Audit Committee. The text of the charter is included in Appendix A to this proxy statement. The Audit Committee is comprised of five directors who meet the independence and experience requirements of the New York Stock Exchange.

     The Audit Committee oversees FedEx's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the financial reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements for the fiscal year ended May 31, 2001, including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant accounting judgments and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the acceptability and quality of FedEx's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including those matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee has received the written disclosures from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed those disclosures with the auditors.

     The Audit Committee discussed with FedEx's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditor and independent auditors, with and without management present, to discuss the results of their examinations of FedEx's internal controls, and the overall quality of FedEx's financial reporting.

     Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. In reliance on the reviews and discussions with management and with the independent auditors referred to above, and the receipt of an unqualified opinion from Arthur Andersen LLP dated June 27, 2001 regarding the audited financial statements of FedEx for the fiscal year ended May 31, 2001, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended May 31, 2001 for filing with the Securities and Exchange Commission.

                            AUDIT COMMITTEE MEMBERS

                            Philip Greer -- CHAIRMAN

                                 Robert L. Cox
                               George J. Mitchell
                                Joshua I. Smith
                               Peter S. Willmott

     THE FOREGOING REPORT ON EXECUTIVE COMPENSATION OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS, STOCK PERFORMANCE GRAPH AND REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT FEDEX SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                                  AUDITOR FEES

     Arthur Andersen LLP billed FedEx the following fees for services provided during fiscal year 2001:

     - AUDIT FEES: The aggregate fees for professional services rendered for the audit of FedEx's fiscal year 2001 annual financial statements and review of FedEx's Form 10-Q reports were $3,109,000.

     - AUDIT-RELATED FEES: The aggregate fees for professional services rendered during fiscal 2001 related to statutory foreign and stand-alone subsidiary audits, audits of employee benefit plans and registration statements were $1,097,000.

     - FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION
       FEES:  $1,372,000.

     - ALL OTHER FEES: The aggregate fees for all other non-audit services (including tax-consulting and compliance fees of $3,223,000) were $10,916,000.

     FedEx's Audit Committee has considered whether Arthur Andersen LLP's provision of non-audit services to FedEx is compatible with maintaining Arthur Andersen LLP's independence.

       PROPOSAL 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Arthur Andersen LLP has served as the auditors for Federal Express Corporation since 1972 and for FedEx since its inception. Upon the recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP to be FedEx's independent auditors for the fiscal year ending May 31, 2002. The stockholders are asked to ratify this appointment at the annual meeting. Representatives of Arthur Andersen LLP will be present at the meeting to respond to appropriate questions and to make a statement if they so desire.

     The ratification of the appointment of Arthur Andersen LLP as FedEx's independent auditors requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

                       PROPOSAL 3 -- STOCKHOLDER PROPOSAL

     FEDEX IS NOT RESPONSIBLE FOR THE CONTENT OF THIS STOCKHOLDER PROPOSAL OR SUPPORTING STATEMENT.

     Bart Naylor, 1255 N. Buchanan, Arlington, Virginia 22205, the beneficial owner of 200 shares of FedEx common stock, has submitted the following proposal:

     "Resolved: The shareholders urge our board of directors to take the necessary steps to nominate at least two candidates for each open board position, and that the names, biographical sketches, SEC-required declarations and photographs of such candidates shall appear in the company's proxy materials (or other required disclosures) to the same extent that such information is required by law and is our company's current practice with the single candidates it now proposes for each position."

PROPONENT'S STATEMENT IN SUPPORT

     "Although our company's board appreciates the importance of qualified people overseeing management, we believe that the process for electing directors can be improved.

     Our company currently nominates for election only one candidate for each board seat, thus leaving shareholders no practical choice in most director elections. Shareholders who oppose a candidate have no easy way to do so unless they are willing to undertake the considerable expense of running an independent candidate for the board. The only other way to register dissent about a given candidate is to withhold support for that nominee, but that process rarely affects the outcome of director elections. The current system thus provides no readily effective way for shareholders to oppose a candidate that has failed to attend board meetings; or serves on so many boards as to be unable to supervise our company management diligently; or who serves as a consultant to the company that could compromise independence; or poses other problems. As a result, while directors legally serve as the shareholder agent in overseeing management, the election of directors at the annual meeting is largely perfunctory. Even directors of near bankrupt companies enjoy re-election with 90%+ pluralities. The 'real' selection comes through the nominating committee, a process too often influenced, if not controlled, by the very management the board is expected to scrutinize critically.

     Our company should offer a rational choice when shareholders elect directors. Such a process could abate the problem of a chair 'choosing' his own board, that is, selecting those directors he expects will reflexively support his initiatives, and shedding those who may sometimes dissent. Such a process could create healthy and more rigorous shareholder evaluation about which specific nominees are best qualified.

     Would such a process lead to board discontinuity? Perhaps, but only with shareholder approval. Presumably an incumbent would be defeated only because shareholders considered the alternative a superior choice. Would such a procedure discourage some candidates? Surely our board should not be made of those intolerant of competition. Would such a procedure be 'awkward' for management when it recruits candidates? Hopefully so. (Management could print a nominee's name advanced by an independent shareholder to limit such embarrassment.). The point is to remove the 'final' decision on who serves as a board director from the hands of management, and place it firmly in those of shareholders.

     We urge you to vote FOR this proposal."

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION

     The Board of Directors has a duty to FedEx's stockholders to identify the most qualified candidates to serve as directors. The Board would compromise this important duty if it were to follow the procedure set forth in the proposal.

     Adoption of the proposal would hamper the Board of Directors' efforts to attract and retain the best candidates, who typically have many opportunities to serve as directors of other large public companies that do not require contested elections. It is not practical to expect highly qualified candidates to set aside their time and forgo other directorships in order to compete in a political campaign in which they would not even be assured of the support of the entire Board. Furthermore, we believe it is not the proper role of the Board of Directors to foster a political environment in which nominees compete with one another for available positions.

     In nominating a slate of candidates each year, the Board of Directors considers not only the qualifications of each individual nominee, but also how nominees will perform with the existing directors. The Board selects the slate of candidates in order to achieve a diverse blend of experience, institutional knowledge and personal chemistry. A contested election, in which some nominees were elected and others were not, could alter this balance.

     Contrary to what the proposal suggests, FedEx's stockholders have alternatives by which to voice their concerns about FedEx's directors. Under FedEx's current election methods, dissatisfied stockholders may register their disapproval by withholding votes for some or all candidates or by conducting a proxy contest to challenge the Board's nominees. In addition, stockholders who comply with the advance notice requirements described on page 26 of this proxy statement may nominate their own director candidates at the annual meeting of stockholders.

     In short, the Board believes our practice of nominating a single candidate for each director position comports with the longstanding and widespread practice of major companies and promotes the best interests of FedEx's stockholders. Accordingly, we recommend a vote against the proposal.

     If the stockholder proposal is properly presented at the meeting, approval of the proposal requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" THIS PROPOSAL.

                                 OTHER MATTERS

     The Board of Directors knows of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

                             ADDITIONAL INFORMATION

PROXY SOLICITATION

     FedEx will bear the entire cost of this proxy solicitation. In addition to soliciting proxies by this mailing, we expect that our directors, officers and regularly engaged employees may solicit proxies personally or by mail, telephone, facsimile or other electronic means, for which solicitation they will not receive any additional compensation. FedEx will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request. FedEx has retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of up to $25,000, which includes reimbursement of expenses.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Stockholder proposals intended to be presented at FedEx's 2002 annual meeting must be received by FedEx no later than April 15, 2002 to be eligible for inclusion in FedEx's proxy statement and form of proxy for next year's meeting. Proposals should be addressed to FedEx Corporation, Attention:
Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120.

     For any proposal that is not submitted for inclusion in next year's proxy statement (as described in the preceding paragraph), but is instead sought to be presented directly at the 2002 annual meeting, Securities and Exchange Commission rules will permit management to vote proxies in its discretion if FedEx does not receive notice of the proposal by July 1, 2002. Notices of intention to present proposals at the 2002 annual meeting should be addressed to FedEx Corporation, Attention: Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120.

                                           By order of the Board of Directors,

                                                 /s/ Kenneth R. Masterson
                                                  KENNETH R. MASTERSON
                                                        SECRETARY

                                                                      APPENDIX A

                               FEDEX CORPORATION

                            AUDIT COMMITTEE CHARTER

PURPOSE

     The purpose of the Audit Committee is to support the oversight function of the Board of Directors of the Company over the Company's accounting and financial reporting practices. The Audit Committee shall perform this function through the periodic review of the Company's processes for producing financial data and identifying and controlling key business, financial and other risks. The Audit Committee shall also review the adequacy of the Company's internal controls and the independence of its independent auditor.

MEMBERSHIP

     The Audit Committee shall consist of such number of members of the Board of Directors of the Company as shall be designated by the Board from time to time, but in no event shall the Committee consist of fewer than three members. All members of the Committee shall be competent to perform the responsibilities and duties of the Committee. At least one member of the Committee shall have accounting or related financial management expertise. The Chairperson of the Committee shall be selected by the Board of Directors. None of the members of the Committee shall be employed by the Company or any of its subsidiaries, nor shall any member of the Committee have been so employed within the three years preceding appointment to the Committee. In addition, each member of the Committee shall be independent of management of the Company and shall be free from any relationship that, in the opinion of the Board of Directors of the Company, would interfere with the exercise of independent judgment by such Committee member.

FUNCTIONS AND POWERS

     The Audit Committee shall:

  INDEPENDENT AUDITOR

     1. Recommend to the Board of Directors the firm to be employed as the Company's independent auditor, instruct the independent auditor that the Board of Directors is its client and review the proposed discharge of such firm;

     2. Review the independent auditor's compensation, the proposed term of its engagement, and its independence;

     3. Receive annually a written statement from the independent auditor delineating all relationships between the independent auditor and the Company and assess the effect of any such relationships on such auditor's objectivity and independence;

     4. Review the scope and results of each independent audit of the Company, the reports of the audit, any related management letter, and management's responses to recommendations made by the independent auditor in connection with the audit;

     5. Meet periodically with the independent auditor, as appropriate, without members of management present;

  INTERNAL AUDITOR

     6. Review the appointment and replacement of the senior internal auditing executive;

     7. Periodically review the adequacy of the organizational structure and qualifications of the internal audit staff, and annually review the performance of the senior internal auditing executive;

     8. Review the annual audit plan of the internal audit department and review the results of audits that are material to the Company's system of internal control and management's responses to those reports;

     9. Meet periodically with the senior internal audit executive, as appropriate, without other members of management present;

  FINANCIAL REPORTING

     10. Review the Company's quarterly and annual financial reports including management's discussion and analysis, any certification, report, opinion, or review rendered by the independent auditor in connection therewith, and any communications required by professional standards between the independent auditor and the Audit Committee prior to the public release of such information;

     11. Consider major changes and other major questions of choice regarding the appropriate accounting principles and practices to be used in the preparation of the Company's financial statements;

     12. Review with financial management and the independent auditor their qualitative judgments about the appropriateness, not just acceptability, of accounting principles, estimates and financial disclosure practices used in the preparation of the Company's financial statements and other public reports;

  INTERNAL CONTROL STRUCTURE

     13. Consider, in consultation with the Company's financial management, the independent auditor and the senior internal auditing executive, the adequacy of the Company's internal controls;

  OTHER

     14. Serve as the channel of communication between the independent auditor and the Board of Directors, and between the senior internal auditing executive and the Board of Directors;

     15. Inquire into any other financial matters not set forth above which the Committee in its judgment determines to be necessary, by either investigating such matter on its own, referring such matter to the Board of Directors or requesting management of the Company to conduct an appropriate investigation;

     16. Annually review this charter and revise it as conditions dictate;

     17. Approve the minutes of all meetings of the Committee;

     18. Report regularly to the Board of Directors on matters within the scope of the Committee as well as any special problems that merit the attention of the Board of Directors; and

     19. Perform such other duties as the Board of Directors may from time to time assign to it.

PROXY                                                                      PROXY

                                FEDEX CORPORATION

          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FEDEX
           FOR THE ANNUAL MEETING OF STOCKHOLDERS, SEPTEMBER 24, 2001

The undersigned hereby constitutes and appoints Kenneth R. Masterson and Alan B. Graf, Jr., and each of them, jointly and severally, his or her true and lawful agents and proxies, each with full power of substitution, to represent the undersigned and to vote all of the shares of FedEx Corporation common stock of the undersigned at the Annual Meeting of Stockholders of FedEx to be held at The Peabody Hotel, 149 Union Avenue, Memphis, Tennessee 38103, on Monday, September 24, 2001, at 10:00 a.m., local time, and at any postponements or adjournments thereof, on Items 1 through 3 as specified on the reverse side hereof (with discretionary authority under Item 1 to vote for a new nominee if any nominee is unable to stand for election) and on such other matters as may properly come before said meeting. THIS CARD ALSO CONSTITUTES VOTING INSTRUCTIONS FOR ANY SHARES HELD FOR THE UNDERSIGNED IN ANY EMPLOYEE BENEFIT PLAN OF FEDEX CORPORATION OR ITS SUBSIDIARIES.

ELECTION OF CLASS III DIRECTORS.

          NOMINEES:                                  COMMENTS

      01) Judith L. Estrin          --------------------------------------------
      02) Philip Greer              --------------------------------------------
      03) J.R. Hyde, III            --------------------------------------------
      04) Shirley A. Jackson        --------------------------------------------
      05) Frederick W. Smith
                                    (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Mr. Masterson and Mr. Graf cannot vote your shares unless you sign and return this card or vote on the Internet or by telephone.
                                                               -----------
                                                               SEE REVERSE
                                                                   SIDE
                                                               -----------

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                         2001 ANNUAL MEETING GUIDELINES

In the interest of an orderly and constructive meeting, the following guidelines will apply for FedEx Corporation's Annual Meeting of Stockholders.

1. The business of the meeting is set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated August 13, 2001, and will be published in the program for the meeting. If you are a stock-holder of record and do not return your proxy card or vote on the Internet or by telephone prior to the meeting, you may sign, date and hand your proxy card to the Inspector of Election or any of the individuals at the registration table. If you wish to change your vote or vote by ballot, a ballot will be distributed to you during the meeting.

2. Please register your attendance at the meeting on the sign-up sheet at the registration table. Briefcases, purses and parcels may be examined or searched before you are admitted to the meeting. No signs, placards, banners or similar materials may be brought into the meeting.

3. If you wish to comment on any of the proposals that will be voted on at the meeting or ask an appropriate question about the business of FedEx after the meeting, please register your intention to do so on the sign-up sheet at the registration table.

4. The use of cameras or sound recording equipment of any kind is prohibited, except those employed by FedEx to provide a record of the proceedings.

5. Time has been reserved after the meeting for stockholder questions that relate to the business of FedEx. After you have registered and at the appropriate time, please go to the microphone, state your name and confirm that you are a stockholder or employee before asking your question. Please direct all comments or questions to the Chairman. Comments or questions from the floor are limited to two minutes in order to provide an opportunity for as many stockholders as possible.

6. Personal grievances or claims are not appropriate subjects for the meeting.

7. The Chairman in his sole discretion shall have authority to conduct the meeting and rule on any questions or procedures that may arise.

Voting results announced by the Inspector of Election at the meeting are preliminary. Final results will be included in the summary of the results of the meeting included in FedEx's first quarter report on Form 10-Q.

[X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE                          2743

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND AGAINST
ITEM 3. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEMS 1 AND 2 AND AGAINST ITEM 3.

--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
--------------------------------------------------------------------------------
1. Election of Class III Directors

FOR ALL      WITHHELD ALL
  [ ]            [ ]

FOR, except vote withheld from the following nominee(s):

--------------------------------------------------------------------------------
2. Approval of Independent Auditors

  FOR          AGAINST     ABSTAIN
  [ ]            [ ]         [ ]

--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 3.
--------------------------------------------------------------------------------
3. Stockholder Proposal-Change Board Nomination Procedure

  FOR          AGAINST     ABSTAIN
  [ ]            [ ]         [ ]

--------------------------------------------------------------------------------

IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

Comments on reverse side.                                                    [ ]

I request my name be disclosed with my vote and comments, if any.            [ ]

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or at any postponements or adjournments thereof.

NOTE: Please sign exactly as name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                                      --------------------------


                                                      --------------------------
                                                       SIGNATURE(S)         DATE

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

              IF YOU WISH TO VOTE ON THE INTERNET OR BY TELEPHONE,
                      PLEASE READ THE INSTRUCTIONS BELOW.

Dear Stockholder:

Internet and telephone voting are convenient ways to vote your shares on matters to be covered at the 2001 Annual Meeting of Stockholders. Voting on the Internet or by telephone eliminates the need to return your proxy card.

To vote your shares on the Internet or by telephone, you must have available the control number printed in the above box, just below the perforation. When voting on the Internet or by telephone, you will be prompted to enter this control number in order to access the system.

1.       INTERNET VOTING: Log on to the Internet and go to the Web site
                           HTTP://WWW.EPROXYVOTE.COM/FDX.

         NOTE: IF YOU VOTE ON THE INTERNET, YOU MAY ELECT TO HAVE NEXT YEAR'S PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS DELIVERED TO YOU VIA THE INTERNET. WE STRONGLY ENCOURAGE YOU TO ENROLL IN INTERNET DELIVERY. IT IS A COST-EFFECTIVE WAY FOR US TO SEND YOU PROXY MATERIALS AND ANNUAL REPORTS.

2.       TELEPHONE VOTING: On a touch-tone telephone, call 1-877-PRX-VOTE
                           (1-877-779-8683) 24 hours a day, 7 days a week.

If you choose to vote on the Internet or by telephone, you do NOT need to mail back your proxy card.



                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.